UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

March 13, 2013

Exact Name of Registrant as Specified

in its Charter;

Commission File Number	State of Incorporation; Address and Telephone Number	IRS Employer Identification Number

1-14756	Ameren Corporation (Missouri Corporation) 1901 Chouteau Avenue St. Louis, Missouri 63103 (314) 621-3222	43-1723446

333-56594	Ameren Energy Generating Company (Illinois Corporation) 1500 Eastport Plaza Drive Collinsville, Illinois 62234 (618) 343-7777	37-1395586

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into Material Definitive Agreement.

Transaction Agreement

As previously disclosed, on March 14, 2013, Ameren Corporation (“Ameren”) entered into a transaction agreement (the “Transaction Agreement”) to divest Ameren’s merchant generation business to Illinois Power Holdings, LLC (the “Purchaser”, and each of Ameren and the Purchaser, a “Party” and, collectively, the “Parties”), an indirect wholly owned subsidiary of Dynegy Inc. (“Dynegy”). Under the terms of the Transaction Agreement, Ameren Energy Resources Company, LLC (“AER”) will effect a reorganization that will, among other things, transfer all of the assets and liabilities of AER, other than (i) any outstanding debt obligations of AER to Ameren or its other subsidiaries, except for a note from AER to Ameren relating to cash collateral that will remain outstanding at Closing (as defined below), (ii) all of the issued and outstanding equity interests in AmerenEnergy Medina Valley Cogen, L.L.C. (“Medina Valley”), which have been distributed to Ameren, and (iii) the assets and the environmental and closure liabilities associated with Ameren Energy Generating Company’s (“Genco”) closed Meredosia and Hutsonville energy centers, to a newly created limited liability company that is a direct wholly owned subsidiary of AER (“New AER”). The Purchaser will acquire all of the equity interests in New AER (“New AER Interests”). AER consists primarily of Genco, including Genco’s 80% ownership interest in Electric Energy, Inc. (“EEI”), AmerenEnergy Resources Generating Company (“AERG”) and Ameren Energy Marketing Company (“AEM”). References to “AER” refer to AER for all periods prior to the reorganization and to New AER for all periods after the reorganization.

The total value benefits to Ameren associated with the divestiture are estimated to be approximately $900 million. This includes removal of the $825 million in aggregate principal amount of Genco’s senior notes from Ameren’s consolidated balance sheet (which will remain outstanding as the sole obligations of Genco) and the benefit of an estimated $180 million, at present value, of tax benefits expected to be substantially realized in 2015. These benefits are partially offset by transaction-related costs and liabilities retained by Ameren. Ameren will retain certain of AER’s and Genco’s pension and other post-retirement benefit obligations associated with current and former employees of AER and Genco under Ameren’s benefit plans. These obligations are estimated at $80 million and $45 million for AER and Genco, respectively, at December 31, 2012. Ameren will receive no cash proceeds as a result of the divestiture of AER.

In addition, following the closing (the “Closing”) of the sale of the New AER Interests to the Purchaser, Ameren will retain Genco’s Meredosia and Hutsonville energy centers, which are no longer in operation and had no asset value at December 31, 2012. Ameren will also retain related asset retirement obligations associated with these plants, estimated at $27 million as of December 31, 2012. Further, Ameren will provide guarantees and collateral support under certain existing contracts of AEM, AERG and Genco, secured by certain AER assets and a Dynegy limited guaranty capped at $25 million (the “Dynegy Limited Guaranty”), for up to 24 months after the Closing. After such two-year period, the Purchaser is required to use its commercially reasonable best efforts to cause Ameren to be released from such credit support and to have the Purchaser or one of its affiliates to be substituted as obligors.

As described in more detail below under “Amended Put Option Agreement, Asset Purchase Agreement and Guaranty”, it is a condition to the Closing that Genco has received cash proceeds from the exercise of its option under the March 28, 2012 put option agreement, as amended, for the sale to Medina Valley of the Elgin, Gibson City and Grand Tower gas-fired energy centers in an amount equal to the greater of $133 million or the appraised value of such energy centers. If these gas-fired energy centers are subsequently sold by Medina Valley within two years of the Closing, Medina Valley will pay Genco any proceeds from such sale, net of taxes and other expenses, in excess of the Put Purchase Price (as defined below). Ameren plans to commence a sale process for these three gas-fired energy centers as soon as reasonably practical.

At or prior to Closing, Ameren will cause $70 million of cash to be retained at Genco and will cause $15 million of cash to be retained at AEM. AERG will retain the proceeds of certain expected future land sales at the Duck Creek energy center.

The Purchaser has agreed to honor collective bargaining agreements for AER union employees. In addition, the Purchaser has agreed to provide each AER management employee who continues to work for the Purchaser, for at least one year following the Closing, a base rate of pay not less than that in effect with respect to the employee immediately before the Closing and incentive compensation and employee benefits that, in the aggregate, are no less favorable than the incentive compensation and employee benefits provided to similarly situated employees of the Purchaser and its affiliates from time to time.

Upon the Closing, with the exception of certain agreements, such as supply obligations to Ameren Illinois Company, a note from AER to Ameren relating to cash collateral that will remain outstanding at Closing, and Genco money pool advances, all intercompany agreements and debt between AER and its subsidiaries, on the one hand, and Ameren and its affiliates, on the other hand, will be terminated, without any costs or other liability or obligation to the Purchaser or AER and its subsidiaries. Obligations terminated will include a Genco tax payable to Ameren Illinois Company, which was $45 million as of December 31, 2012, and will be assumed by Ameren.

Completion of the sale of the New AER Interests to the Purchaser is subject to the receipt of approvals from the Federal Energy Regulatory Commission (“FERC”) and approval of certain license transfers by the Federal Communications Commission (“FCC”). Additionally, as a condition to the Purchaser’s obligation to complete the transaction, the Illinois Pollution Control Board (“IPCB”) must approve the transfer to the Purchaser of AER’s variance related to the Illinois Multi-Pollutant Standard. Each Party’s obligation to complete the transaction is also subject to other customary closing conditions, including the material accuracy of the other Party’s representations and warranties and the performance, in all material respects, by the other Party of its covenants.

The Transaction Agreement contains customary representations and warranties of Ameren and the Purchaser, including representations and warranties of Ameren with respect to the business being sold. The Transaction Agreement also contains customary covenants of Ameren and the Purchaser, including the covenant of Ameren that the business, including Genco, will be operated in the ordinary course prior to the Closing.

Following the Closing, each Party has agreed to indemnify the other for breach of its representations and warranties and for the failure by it to perform its covenants. Each Party’s indemnification obligations with respect to breaches of representations and warranties are subject to a $2.5 million deductible (the “Deductible) and a $25 million limit (the “Cap”), except that certain representations and warranties, including those related to corporate organization and authority, capitalization of AER and brokers’ fees, are not subject to the Deductible or the Cap. As more fully described in the Transaction Agreement, Ameren has also agreed to indemnify the Purchaser against certain other unasserted claims and potential liabilities.

The Parties have agreed that, if a court has declined to specifically enforce the obligation of either the Purchaser or Ameren, as applicable, to consummate the transactions contemplated by the Transaction Agreement pursuant to a claim for specific performance but has found that either (i) such Party has breached any of its representations, warranties, covenants or obligations that would result in the other Party having the right to terminate the Transaction Agreement, or (ii) such Party has failed to complete the transaction within three business days of the scheduled closing date, subject to certain exceptions, the Parties have agreed that no later than two (2) business days after such determination, the applicable Party will pay to the other Party a cash termination fee of $25 million. In addition, subject to limited exceptions, the Purchaser will pay Ameren a $25 million termination fee if FERC or FCC approvals are not received. In connection with the Purchaser’s obligation to pay a termination fee upon the occurrence of any of the above-described events, the Dynegy Limited Guaranty guarantees payment of the termination fee and, for two years following the Closing, certain indemnification obligations of the Purchaser, subject to a cap of $25 million.

Ameren expects the Closing will occur in the fourth quarter of 2013. If the Closing does not occur on or before March 14, 2014, subject to a one-month extension to obtain FERC approval, either party may elect to terminate the Transaction Agreement if the inability to close the transaction by such date is not the result of the failure of the terminating Party to fulfill any of its obligations under the Transaction Agreement.

For a period of up to 12 months following the Closing, Ameren will provide certain transitional services to Purchaser. Such services will be provided at no charge for 90 days, subject to a $5 million limit; thereafter, services will be provided at cost, except for certain services that may be applied to the $5 million limit to the extent such limit has not been reached by the end of the 90-day period.

Amended Put Option Agreement, Asset Purchase Agreement and Guaranty

Prior to the entry into the Transaction Agreement, (i) the March 28, 2012 put option agreement (the “Original Put Option Agreement”) between Genco and AERG was novated and amended (as so novated and amended, the “Amended Put Option Agreement”) such that the rights and obligations of AERG under the agreement were assigned to and assumed by Medina Valley and (ii) Genco exercised its option under the Amended Put Option Agreement to sell the Elgin, Gibson City and Grand Tower gas-fired energy centers (the “Put Option Assets”) to Medina Valley. As a result, Medina Valley has paid to Genco an initial payment of $100 million in accordance with the terms of the Amended Put Option Agreement (the “Put Option Down Payment”). In connection with the Amended Put Option Agreement, Ameren’s guaranty, dated March 28, 2012 (the “Put Option Guaranty”), was modified to replace all references to AERG with references to Medina Valley.

Pursuant to the Amended Put Option Agreement, Genco and Medina Valley have entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”), dated as of March 14, 2013 (the “Put Closing Date”). Genco and Medina Valley will engage three appraisers to conduct a fair market valuation of the Put Option Assets, which valuations will be averaged and subject to adjustment at the closing of the Asset Purchase Agreement (“APA Closing”) to reflect the liabilities associated with the Put Option Assets transferred to Medina Valley under the terms of the Asset Purchase Agreement. At the APA Closing, Medina Valley will pay Genco additional consideration in an amount equal to the greater of (i) $33 million, or (ii) the appraised value of the Put Option Assets less the Put Option Down Payment (such amount, together with the Put Option Down Payment, the “Put Purchase Price”), and Genco will sell and transfer to Medina Valley all of its rights in the Put Option Assets. If these gas-fired energy centers are subsequently sold by Medina Valley within two years of the Closing, Medina Valley will pay Genco any proceeds from such sale, net of taxes and other expenses, in excess of the Put Purchase Price.

The Asset Purchase Agreement contains customary representations, warranties and covenants of Genco and Medina Valley. The consummation of the transactions contemplated by the Asset Purchase Agreement is subject to certain conditions, including the receipt of FERC approval and other customary conditions.

The foregoing descriptions of the Transaction Agreement, the Amended Put Option Agreement and the Asset Purchase Agreement do not purport to be complete and are qualified in their entirety by reference to each of the Transaction Agreement, the Original Put Option Agreement, the Put Option Guaranty, the Amended Put Option Agreement and the Asset Purchase Agreement, which are filed as Exhibits 2.1, 10.1, 10.2, 10.3 and 2.2 hereto, respectively, and incorporated herein by reference.

ITEM 2.05.	Costs Associated with Exit or Disposal Activities.

See Item 1.01, Entry into Material Definitive Agreement and Item 2.06, Material Impairments for information related to the expected costs associated with the divestiture of AER and sale of the Put Option Assets, which information is incorporated herein by reference.

ITEM 2.06.	Material Impairments.

Ameren expects to record an after-tax charge to earnings estimated to be in the range of $300 million to write down the carrying value of the divested assets and expense transaction-related costs. The charge is expected to result in future cash expenditures of $30 million, plus additional amounts to be determined in the future related to cash to be retained at AER. Beginning with the quarter ended March 31, 2013, Ameren’s merchant generation reporting segment is expected to be classified as held for sale and reported as discontinued operations in Ameren’s consolidated financial statements.

In connection with the transactions contemplated by the Asset Purchase Agreement, Genco, on a standalone basis, expects to record an after-tax charge to earnings estimated to be in the range of $125 million to reflect expected losses on the sale of the Put Option Assets. Beginning with the quarter ended March 31, 2013, Genco is expected to classify the Put Option Assets as held for sale in its consolidated financial statements.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On March 13, 2013, Steven R. Sullivan, Chairman, President and Chief Executive Officer of AER entered into an Employment and Change of Control Agreement with AER and Ameren (the “AER Agreement”), which provides for the terms of Mr. Sullivan’s employment with AER and certain separation benefits in the event that his employment with AER, or any entity that is a member of AER’s “controlled group” (as defined under Internal Revenue Code section 414(b) or (c)) (hereinafter, the “employer”) is terminated without “cause” or by the officer for “good reason,” at any time before two years after a “change of control” of AER as such terms are defined in the AER Agreement. In the event that Mr. Sullivan is entitled to receive any payments or benefits under the Ameren Corporation Second Amended and Restated Change of Control Severance Plan, as amended, the AER Agreement will terminate and no payments will be made thereunder. The AER Agreement will remain in effect while he is employed at AER or another employer until any separation benefits under the AER Agreement have been paid. In the event a change of control has not been consummated before July 1, 2014, and the separation benefits thereunder have not become payable prior to that time, the AER Agreement will terminate on July 1, 2014.

Pursuant to the terms of the AER Agreement, in consideration for Mr. Sullivan’s continued employment, his release of claims and agreement to non-solicitation and confidentiality covenants, Mr. Sullivan will be entitled to certain employment and separation benefits. Mr. Sullivan’s compensation will be set and reviewed annually and he agrees to perform the duties assigned to him from time to time by AER (and its designees). If Mr. Sullivan’s employment is terminated at any time without cause or for good reason before two years after a change of control (including the divestiture of AER), Mr. Sullivan will receive a cash lump sum equal to the following:

•	salary and unpaid vacation pay through the date of termination;

•	pro rata target annual incentive compensation for the year of termination; and

•	three years’ worth of each of base salary, target annual incentive compensation and additional pension credit.

In addition to the cash lump sum payment, Mr. Sullivan will be entitled to up to $30,000 for the cost of outplacement services upon a termination other than for cause and full payment of long-term incentive awards at the end of the applicable three-year performance period (based on actual performance) to the extent he is entitled to the separation benefits described above or continues employment with a company that purchases AER following a change of control. Mr. Sullivan will also continue to be eligible for welfare benefits during the three-year severance period; provided that if he becomes reemployed with another employer and is eligible to receive such welfare benefits under such other employer’s plan, Ameren’s health and welfare benefits will be secondary to those provided under such other plan during the severance period.

Ameren has agreed to guarantee the payment of the separation benefits payable under the AER Agreement with Mr. Sullivan in the event that AER or any other employer fails to make payments due to the employer’s insolvency. The AER Agreement also contains a release of claims by Ameren in favor of Mr. Sullivan.

The foregoing description of the AER Agreement does not purport to be complete and is qualified in its entirety by reference to the AER Agreement, which is filed as Exhibit 10.4 to this Form 8-K and is incorporated herein by reference.

ITEM 9.01	Financial Statements; Exhibits.

(d)	Exhibits

Exhibit No.	Description

2.1	Transaction Agreement, dated as of March 14, 2013, between Ameren Corporation and Illinois Power Holdings, LLC.

2.2	Asset Purchase Agreement, dated as of March 14, 2013, by and between AmerenEnergy Medina Valley Cogen, L.L.C. and Ameren Energy Generating Company.

10.1	Put Option Agreement, dated as of March 28, 2012, by and between Ameren Energy Generating Company and AmerenEnergy Generating Resources Company (incorporated by reference to March 28, 2012 Form 8-K, Exhibit 10.1, File No. 1-14756).

10.2	Guaranty, dated as of March 28, 2012, made by Ameren Corporation in favor of Ameren Energy Generating Company (incorporated by reference to March 28, 2012 Form 8-K, Exhibit 10.2, File No. 1-14756).

10.3	Novation and Amendment of Put Option Agreement, dated as of March 14, 2013, by and among AmerenEnergy Medina Valley Cogen, L.L.C., AmerenEnergy Resources Generating Company, Ameren Energy Generating Company and Ameren Corporation.

10.4	Employment and Change of Control Agreement, dated as of March 13, 2013, between Steven R. Sullivan, Ameren Energy Resources Company, LLC and Ameren Corporation.

Forward-looking Statements

Statements in this report not based on historical facts are considered “forward-looking” and, accordingly, involve risks and uncertainties that could cause actual results to differ materially from those discussed. Although such forward-looking statements have been made in good faith and are based on reasonable assumptions, there is no assurance that the expected results will be achieved. These statements include (without limitation) statements as to future expectations, beliefs, plans, strategies, objectives, events, conditions, and financial performance. In connection with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, we are providing this cautionary statement to identify important factors that could cause actual results to differ materially from those anticipated. The following factors, in addition to those discussed under Risk Factors in Ameren’s Form 10-K for the year ended December 31, 2012, and elsewhere in this report and in our other filings with the Securities and Exchange Commission, could cause actual results to differ materially from management expectations suggested in such forward-looking statements:

•

Ameren’s eventual exit from the Merchant Generation business could result in impairments of long-lived assets, disposal-related losses, contingencies, reduction of existing deferred tax assets, or could have other adverse impacts on the financial condition, results of operations and liquidity of Ameren;

•	regulatory approvals, including from the FERC, the FCC and the IPCB, and the satisfaction or waiver of the other conditions to the divestiture of the Merchant Generation business;

•

changes in laws and other governmental actions, including monetary, fiscal, and tax policies including such changes that result in our being unable to claim all or a portion of the cash tax benefits that are expected to result from the divestiture of AER;

•	changes in laws or regulations that adversely affect the ability of electric distribution companies and other purchasers of wholesale electricity to pay their suppliers, including AEM;

•	increasing capital expenditure and operating expense requirements and our ability to recover these costs;

•

the cost and availability of fuel such as coal, natural gas, and enriched uranium used to produce electricity; the cost and availability of purchased power and natural gas for distribution; and the level and volatility of future market prices for such commodities, including the ability to recover the costs for such commodities;

•	the effectiveness of our risk management strategies and the use of financial and derivative instruments;

•	the level and volatility of future prices for power in the Midwest, which may have a significant effect on the financial condition of Ameren’s Merchant Generation segment;

•

disruptions of the capital markets, deterioration in credit metrics of the Ameren companies, or other events that make the Ameren companies’ access to necessary capital, including short-term credit and liquidity, impossible, more difficult, or more costly;

•	our assessment of our liquidity, including liquidity concerns for Ameren’s Merchant Generation business, and specifically for Genco;

•	the impact of the adoption of new accounting guidance and the application of appropriate technical accounting rules and guidance;

•	the impact of system outages;

•	generation, transmission and distribution asset construction, installation, performance, and cost recovery;

•	impairments of long-lived assets, intangible assets, or goodwill;

•	the effects of strategic initiatives, including mergers, acquisitions and divestitures and any related tax implications;

•

the impact of current environmental regulations on power generating companies and new, more stringent or changing requirements, including those related to greenhouse gases, other emissions, cooling water intake structures, coal combustion residuals, and energy efficiency, that are enacted over time and that could limit or terminate the operation of certain of our generating units, increase our costs, result in an impairment of our assets, reduce our customers’ demand for electricity or natural gas, or otherwise have a negative financial effect;

•	labor disputes, workforce reductions, future wage and employee benefits costs, including changes in discount rates and returns on benefit plan assets;

•	the inability of our counterparties and affiliates to meet their obligations with respect to contracts, credit agreements and financial instruments;

•	legal and administrative proceedings; and

•	acts of sabotage, war, terrorism, cybersecurity attacks or intentionally disruptive acts.

Given these uncertainties, undue reliance should not be placed on these forward-looking statements. Except to the extent required by the federal securities laws, we undertake no obligation to update or revise publicly any forward-looking statements to reflect new information or future events.

This combined Form 8-K is being filed separately by Ameren Corporation and Ameren Energy Generating Company (each a “registrant”). Information contained herein relating to any individual registrant has been filed by such registrant on its own behalf. No registrant makes any representation as to information relating to any other registrant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized. The signature for each undersigned company shall be deemed to relate only to matters having reference to such company or its subsidiaries.

AMEREN CORPORATION
(Registrant)

/s/ Martin J. Lyons, Jr.
Martin J. Lyons, Jr.
Executive Vice President and Chief Financial Officer

AMEREN ENERGY GENERATING COMPANY
(Registrant)

/s/ Bruce A. Steinke
Bruce A. Steinke
Senior Vice President, Finance and Chief Accounting Officer

Date: March 18, 2013

Exhibit Index

Exhibit No.	Description

2.1	Transaction Agreement, dated as of March 14, 2013, between Ameren Corporation and Illinois Power Holdings, LLC.

2.2	Asset Purchase Agreement, dated as of March 14, 2013, by and between AmerenEnergy Medina Valley Cogen, L.L.C. and Ameren Energy Generating Company.

10.3	Novation and Amendment of Put Option Agreement, dated as of March 14, 2013, by and among AmerenEnergy Medina Valley Cogen, L.L.C., AmerenEnergy Resources Generating Company, Ameren Energy Generating Company and Ameren Corporation.

10.4	Employment and Change of Control Agreement, dated as of March 13, 2013, between Steven R. Sullivan, Ameren Energy Resources Company, LLC and Ameren Corporation.